Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-93403, No. 333-38114, No. 333-85392) of Ascendant Solutions, Inc. of our report dated May 28, 2004, relating to the consolidated financial statements of Park Pharmacy Corporation which appear in the Second Amendment to the Current Report on Form 8-K of Ascendant Solutions, Inc. dated March 24, 2004 and filed on June 7, 2004.

/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

Dallas, Texas

June 7, 2004